Exhibit 99.1

10990 Roe Avenue Overland Park, KS66211 Phone 913 696 6100 Fax 913 696 6116 News Release

YRC Worldwide Reports Positive Operating Income for Second Quarter

Continued Year-over-Year Operating Improvement and Margin Expansion

Best Second Quarter Liquidity since 2008

OVERLAND PARK, Kan., August 3, 2012 — YRC Worldwide Inc. (NASDAQ: YRCW) today reported financial results for the second quarter of 2012.

Consolidated operating revenue for the second quarter of 2012 was $1.251 billion, just 0.5% under 2011, and consolidated operating income was $15.5 million, which included a $6.5 million gain on asset disposals. This is the first time since third quarter of 2008 that the company has reported income from operations, excluding second quarter of 2010, which included an $83 million non-cash reduction to its equity-based compensation expense. As a comparison, the company reported consolidated operating revenue of $1.257 billion for the second quarter of 2011 and a consolidated operating loss of $5.6 million, which included a $7.3 million gain on asset disposals.

The company reported, on a non-GAAP basis, adjusted EBITDA for the second quarter of 2012 of $70.1 million, a $5.6 million improvement over the $64.5 million adjusted EBITDA during the comparable period in 2011 (as detailed in the reconciliation below). Additionally, given the resumption of multi-employer pension plan contributions in June 2011, the company recorded an incremental $14 million of multi-employer pension plan expense in the second quarter of 2012 that was not incurred during the second quarter of 2011.

“Our focused approach to pricing discipline, customer mix management and cost initiatives has driven year-over-year improvement in our business, which is reflected in our operating income,” stated James Welch, chief executive officer of YRC Worldwide. “We are producing results slightly ahead of our forecast, despite the recently softening economy, and remain focused on executing our operations and sales strategies at all operating companies. We continue to be committed to delivering consistent, high-quality and cost-effective service for our customers and value for our stakeholders,” he added. “I also want to especially recognize the resiliency and dedication of the 33,000 employees who are working diligently to help move YRCW forward in a positive and progressive way. We are fortunate to have employees who have the passion and the drive to return the company to its leadership position, and they prove it every day by working to satisfy our customers while at the same time embracing our culture of working safely,” said Welch.

Key Segment Information

•	Regional Transportation second quarter 2012 compared to the second quarter of 2011:

-	Operating revenues up 7.0% to $429.8 million

-	Tonnage per day up 4.4% and shipments per day up 2.5%

-	Revenue per hundredweight up 2.4% and revenue per shipment up 4.3%

•	YRC Freight second quarter 2012 compared to the second quarter of 2011:

-	Operating revenues down 0.7% to $821.1 million

-	Tonnage per day down 3.3% and shipments per day down 2.1%

-	Revenue per hundredweight up 2.9% and revenue per shipment up 1.7%

“I am very pleased with the performance of our Regional carriers. They continue to deliver best-in-class service, clearly demonstrated by a 94.7% operating ratio. Holland, New Penn and Reddaway are increasing market share and leveraging their operational improvements to enhance profitability,” said Welch.

“YRC Freight is actively managing its customer mix with improved pricing discipline, which is resulting in both sequential and year-over-year yield improvement despite the slight decrease in operating revenues,” said Welch. YRC Freight is focused on increasing efficiencies in its network and improving customer service by implementing significant enhancements to increase the speed in more than 24,000 lanes across the North American LTL network. “These network improvements are designed to ensure customers’ shipments are delivered more quickly, efficiently and damage free,” said Jeff Rogers, president of YRC Freight. “The optimization of our network is just one part of the ongoing commitment to regain YRC Freight’s leadership position in the North American LTL industry,” stated Rogers.

“In our first quarter 2012 earnings release, we referenced extensive efforts to bring down workers’ compensation claims that had grown rapidly during the integration of the Yellow Transportation and Roadway networks. I am pleased to report that our team’s work to reduce the number of open and new claims has resulted in favorable trends that are superior to our historical averages. We are experiencing significant declines in the number of workers’ compensation claims. Moreover, this unwavering commitment to safety and reducing our claims demonstrates the YRC Freight team can and will execute on their priority objectives,” added Welch.

“We’re also investing in our technology infrastructure with new driver productivity devices across the company. We will be deploying 10,000 new handheld devices that offer significant productivity improvements, which will assist our city pickup and delivery drivers in better serving our customers. Drivers will be able to more expediently enter shipment information and communicate it to our dispatch centers. The devices also offer many other features we will continue to roll out including GPS for route optimization. This technology matches our best-in-class network and gives us another platform to build on for the future,” said Welch.

Liquidity

At June 30, 2012, the company’s cash, cash equivalents and availability under its $400 million multi-year asset-based loan facility (“ABL”) were $248.7 million. The ABL borrowing base was $360.2 million as of June 30, 2012 as compared to $343.3 million as of March 31, 2012. As a comparison, the company’s cash, cash equivalents and availability under its ABL were $240.7 million at March 31, 2012. For the six months ended June 30, 2012, cash used in operating activities was $16.6 million as compared to $61.3 million for the six months ended June 30, 2011, an improvement of $44.7 million. This improvement in cash used in operations in 2012 was inclusive of a year-over-year increase of $39.4 million of cash paid for interest, $19.1 million of cash paid for letter of credit fees and $42.5 million of cash paid to multi-employer pension plans.

“The approximate $250 million of total liquidity that we reported this quarter is our best second quarter liquidity in four years and speaks to our continued operational improvement and effective working capital management,” stated Jamie Pierson, chief financial officer of YRC Worldwide.

Other

On August 1, 2012, the U.S. District Court for the Western District of Arkansas dismissed a lawsuit brought by ABF Freight System, Inc. against several parties, including YRC Inc., New Penn Motor Express, Inc., USF Holland, Inc. and the International Brotherhood of Teamsters. “This ruling is another step in clearing the financial overhang for the company and reaffirms our partnership with our unionized employees,” said Pierson.

On July 6, 2012, the “Moving Ahead for Progress in the 21st Century Act” was signed into law. This act includes funding stabilization provisions that should positively affect minimum funding requirements for our single-employer pension plans in the short term. The act also increases both the flat rate and variable rate premiums that the PBGC charges for our single-employer pension plans. Our minimum funding contribution requirements will be deferred such that total contributions in 2013-2015 will be approximately $78 million lower, however, they will be higher in the later years. Additionally, our PBGC premiums, which are paid by the plans, are estimated to increase cumulatively by approximately $13 million over the next 10 years under the new law.

Non-GAAP Financial Measures

Adjusted operating income (loss) is a non-GAAP measure that reflects the company’s operating income (loss) before letter of credit fees, equity-based compensation expense, net gains or losses on property disposals, and certain other items including restructuring professional fees and results of permitted dispositions. Adjusted EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals and certain other items, including restructuring professional fees and results of permitted dispositions and discontinued operations as defined in the company’s credit facilities. Adjusted EBITDA and adjusted operating income (loss) are used for internal management purposes as financial measures that reflect the company’s core operating performance. In addition, management uses adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities. Free cash flow and adjusted free cash flow are non-GAAP measures that reflect the company’s operating cash flow minus gross capital expenditures and operating cash flow minus gross capital expenditures, excluding the restructuring costs included in operating cash flow, respectively. However, these financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as defined by generally accepted accounting principles (“GAAP”).

Adjusted operating income (loss), adjusted EBITDA and adjusted free cash flow have the following limitations:

•	Adjusted operating income (loss) and adjusted EBITDA do not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, letter of credit fees, service interest or principal payments on our outstanding debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Equity-based compensation is an element of our long-term incentive compensation program, although adjusted operating income (loss) and adjusted EBITDA exclude either certain union employee equity-based compensation expense or all of it as an expense, respectively, when presenting our ongoing operating performance for a particular period;

•	Adjusted free cash flow excludes the cash usage by the company’s restructuring activities, debt issuance costs, equity issuance costs and principal payments on our outstanding debt and the resulting reduction in the company’s liquidity position from those cash outflows;

•	Other companies in our industry may calculate adjusted operating income (loss), adjusted EBITDA and adjusted free cash flow differently than we do, limiting their usefulness as a comparative measure.

Because of these limitations, adjusted operating income (loss), adjusted EBITDA, free cash flow and adjusted free cash flow should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using adjusted operating income (loss), adjusted EBITDA, free cash flow and adjusted free cash flow as secondary measures. The company has provided reconciliations of its non-GAAP measures (adjusted operating income (loss), adjusted EBITDA, free cash flow and adjusted free cash flow) to GAAP measures within the supplemental financial information in this release.

* * * * *

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) our ability to generate sufficient cash flows and liquidity to fund operations and satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our substantial indebtedness and lease and pension funding requirements; the pace of recovery in the overall economy, including (without limitation) customer demand in the retail and manufacturing sectors; the success of our management team in implementing its strategic plan and operational and productivity improvements, including (without limitation) our continued ability to meet high on-time and quality delivery performance standards, and the impact of those improvements to meet our future liquidity and profitability; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; potential increase in our operating lease obligations resulting from our decision to defer the purchase of new revenue equipment; changes in equity and debt markets; inclement weather; price and availability of fuel; sudden changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; competition and competitive pressure on service and pricing; expense volatility, including (without limitation) volatility due to changes in rail service or pricing for rail service; our ability to comply and the cost of compliance with federal, state, local and foreign laws and regulations, including (without limitation) laws and regulations for the protection of employee safety and health and the environment; terrorist attack; labor relations, including (without limitation) the continued support of our union employees with respect to our strategic plan, the impact of work rules, work stoppages, strikes or other disruptions, our obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction; the impact of claims and litigation to which we are or may become exposed; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

* * * * *

About YRC Worldwide

YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is the holding company for a portfolio of successful brands including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn, and provides China-based services through its JHJ joint venture. YRC Worldwide has one of the largest, most comprehensive less-than-truckload (LTL) networks in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit www.yrcw.com for more information.

Web site: www.yrcw.com

Follow YRC Worldwide on Twitter: http://twitter.com/yrcworldwide

Investor Contact:	Stephanie Fisher
913-696-6108 investor@yrcw.com

Media Contact:	Suzanne Dawson
Linden Alschuler & Kaplan 212-329-1420 sdawson@lakpr.com

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$216.8	$200.5
Restricted amounts held in escrow	42.7	59.7
Accounts receivable, net	506.5	476.8
Prepaid expenses and other	106.3	101.0

Total current assets	872.3	838.0

PROPERTY AND EQUIPMENT:
Cost	2,891.4	3,074.9
Less - accumulated depreciation	(1,638.4)	(1,738.3)

Net property and equipment	1,253.0	1,336.6

OTHER ASSETS:
Intangibles, net	108.1	117.5
Restricted amounts held in escrow	99.9	96.3
Other assets	94.4	97.4

Total assets	$2,427.7	$2,485.8

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$167.5	$151.7
Wages, vacations, and employees’ benefits	222.2	210.4
Other current and accrued liabilities	283.8	303.9
Current maturities of long-term debt	10.0	9.5

Total current liabilities	683.5	675.5

OTHER LIABILITIES:
Long-term debt, less current portion	1,372.9	1,345.2
Deferred income taxes, net	31.6	31.7
Pension and postretirement	426.6	440.3
Claims and other liabilities	356.1	351.6
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1.00 par value per share	—	—
Common stock, $0.01 par value per share	0.1	0.1
Capital surplus	1,915.8	1,903.0
Accumulated deficit	(2,038.3)	(1,930.2)
Accumulated other comprehensive loss	(227.9)	(234.1)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total YRC Worldwide Inc. shareholders’ deficit	(443.0)	(353.9)
Non-controlling interest	—	(4.6)

Total shareholders’ deficit	(443.0)	(358.5)

Total liabilities and shareholders’ deficit	$2,427.7	$2,485.8

STATEMENTS OF CONSOLIDATED COMPREHENSIVE LOSS

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Six Months
	2012	2011	2012	2011
OPERATING REVENUE	$1,250.8	$1,257.2	$2,445.1	$2,380.1

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	722.9	704.6	1,426.7	1,385.4
Equity based compensation expense	1.0	0.4	2.1	(0.6)
Operating expenses and supplies	285.8	307.2	579.0	584.5
Purchased transportation	126.3	140.8	245.9	260.4
Depreciation and amortization	45.7	48.1	94.8	97.9
Other operating expenses	60.1	69.0	128.0	136.8
(Gains) losses on property disposals, net	(6.5)	(7.3)	1.8	(10.4)

Total operating expenses	1,235.3	1,262.8	2,478.3	2,454.0

OPERATING INCOME (LOSS)	15.5	(5.6)	(33.2)	(73.9)

NONOPERATING (INCOME) EXPENSES:
Interest expense	41.6	40.0	77.9	78.8
Other, net	(2.7)	—	(3.0)	—

Nonoperating expenses, net	38.9	40.0	74.9	78.8

LOSS BEFORE INCOME TAXES	(23.4)	(45.6)	(108.1)	(152.7)
INCOME TAX BENEFIT	(0.8)	(2.6)	(3.9)	(7.1)

NET LOSS	(22.6)	(43.0)	(104.2)	(145.6)
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	—	(0.4)	3.9	(0.9)

NET LOSS ATTRIBUTABLE TO YRC WORLDWIDE INC.	(22.6)	(42.6)	(108.1)	(144.7)
OTHER COMPREHENSIVE INCOME, NET OF TAX	0.5	1.3	6.2	4.9

COMPREHENSIVE LOSS ATTRIBUTABLE TO YRC WORLDWIDE INC.	$(22.1)	$(41.3)	$(101.9)	$(139.8)

AVERAGE COMMON SHARES OUTSTANDING-BASIC	7,036	159	6,965	159
AVERAGE COMMON SHARES OUTSTANDING-DILUTED	7,036	159	6,965	159

BASIC LOSS PER SHARE	$(3.21)	$(267.33)	$(15.52)	$(910.43)

DILUTED LOSS PER SHARE	$(3.21)	$(267.33)	$(15.52)	$(910.43)

The number of shares and the per share amounts for 2011 reflect the 1:300 reverse stock split which was effective on December 1, 2011. 2011 results have also been restated for the effect of the change in accounting for prepaid tires which was effective on October 1, 2011.

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	2012	2011
OPERATING ACTIVITIES:
Net loss	$(104.2)	$(145.6)
Noncash items included in net loss:
Depreciation and amortization	94.8	97.9
Paid-in-kind interest on Series A Notes and Series B Notes	14.9	—
Amortization of deferred debt costs	2.5	19.6
Equity based compensation expense (benefit)	2.1	(0.6)
Deferred income tax benefit, net	—	(0.7)
Losses (gains) on property disposals, net	1.8	(10.4)
Other noncash items, net	(3.1)	1.6
Changes in assets and liabilities, net:
Accounts receivable	(33.5)	(98.0)
Accounts payable	14.2	10.2
Other operating assets	0.5	(22.0)
Other operating liabilities	(6.6)	86.7

Net cash used in operating activities	(16.6)	(61.3)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(30.7)	(22.7)
Proceeds from disposal of property and equipment	21.1	26.0
Receipts from restricted escrow, net	13.3	—
Other	2.4	3.1

Net cash provided by investing activities	6.1	6.4

FINANCING ACTIVITIES:
ABS borrowings, net	—	41.4
Issuance of long-term debt	45.0	60.7
Repayment of long-term debt	(13.1)	(29.1)
Debt issuance costs	(5.1)	(5.2)

Net cash provided by financing activities	26.8	67.8

NET INCREASE IN CASH AND CASH EQUIVALENTS	16.3	12.9
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	200.5	143.0

CASH AND CASH EQUIVALENTS, END OF PERIOD	$216.8	$155.9

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(60.3)	$(20.9)
Income tax refund, net	8.7	0.3
Lease financing transactions	—	9.0
Debt redeemed for equity consideration	11.2	—

2011 results have been restated for the effect of the change in accounting for prepaid tires which was effective on October 1, 2011.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Six Months
	2012	2011	%	2012	2011	%
Operating revenue:
YRC Freight	$821.1	$826.9	(0.7)	$1,610.2	$1,557.0	3.4
Regional Transportation	429.8	401.7	7.0	831.8	767.8	8.3
Truckload	—	25.6	n/m (a)	—	50.7	n/m	(a)
Other, net of eliminations	(0.1)	3.0		3.1	4.6

Consolidated	1,250.8	1,257.2	(0.5)	2,445.1	2,380.1	2.7

Operating income (loss):
YRC Freight	(5.1)	6.6		(61.2)	(45.1)
Regional Transportation	22.9	14.7		34.4	13.6
Truckload	—	(3.7)		—	(7.5)
Corporate and other	(2.3)	(23.2)		(6.4)	(34.9)

Consolidated	$15.5	$(5.6)		$(33.2)	$(73.9)

Operating ratio:
YRC Freight	100.6%	99.2%		103.8%	102.9%
Regional Transportation	94.7%	96.3%		95.9%	98.2%
Consolidated	98.8%	100.4%		101.4%	103.1%

(a)	Not meaningful

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

2011 results for YRC Freight have been restated for the effect of the change in accounting for prepaid tires which was effective on October 1, 2011.

SUPPLEMENTAL INFORMATION

As of June 30, 2012 (in millions)	Par Value	Premium/ (Discount)	Book Value
Restructured term loan	$300.5	$83.1	$383.6
ABL facility – Term A—(capacity $175M; borrowing base $136.9M; availability $31.9M)	105.0	(6.2)	98.8
ABL facility – Term B	223.3	(10.5)	212.8
Series A Notes	153.6	(31.8)	121.8
Series B Notes	94.3	(31.1)	63.2
6% convertible senior notes	69.4	(8.4)	61.0
Pension contribution deferral obligations	131.6	(0.5)	131.1
Lease financing obligations	308.7	—	308.7
5.0% and 3.375% contingent convertible senior notes	1.9	—	1.9

Total debt	$1,388.3	$(5.4)	$1,382.9

As of December 31, 2011 (in millions)	Par Value	Premium/ (Discount)	Book Value
Restructured term loan	$303.1	$98.9	$402.0
ABL facility – Term A—(capacity $175M; borrowing base $136.1M; availability $76.1M)	60.0	(7.6)	52.4
ABL facility – Term B	224.4	(12.4)	212.0
Series A Notes	146.3	(35.0)	111.3
Series B Notes	98.0	(37.1)	60.9
6% convertible senior notes	69.4	(10.3)	59.1
Pension contribution deferral obligations	140.2	(0.6)	139.6
Lease financing obligations	315.2	—	315.2
5.0% and 3.375% contingent convertible senior notes	1.9	—	1.9
Other	0.3	—	0.3

Total debt	$1,358.8	$(4.1)	$1,354.7

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	Three months		Six months
	2012	2011	2012	2011
Operating revenue	$1,250.8	$1,257.2	$2,445.1	$2,380.1
Adjusted operating ratio	98.3%	99.0%	100.5%	101.7%

Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$15.5	$(5.6)	$(33.2)	$(73.9)
(Gains) losses on property disposals, net	(6.5)	(7.3)	1.8	(10.4)
Letter of credit expense	9.6	8.2	17.5	16.3
Restructuring professional fees, included in operating income (loss)	2.5	16.9	3.0	25.4
Permitted dispositions and other	(0.2)	1.0	(2.1)	3.2

Adjusted operating income (loss)	20.9	13.2	(13.0)	(39.4)
Depreciation and amortization	45.7	48.1	94.8	97.9
Equity based compensation expense	1.0	0.4	2.1	(0.6)
Restructuring professional fees, included in nonoperating loss	—	1.2	—	1.7
Other nonoperating, net	2.5	0.3	1.5	0.9
Add: Truckload EBITDA income	—	1.3	—	2.7

Adjusted EBITDA	$70.1	$64.5	$85.4	$63.2

	Three months		Six months
	2012	2011	2012	2011
Adjusted EBITDA by segment:
YRC Freight	$27.9	$32.0	$18.3	$16.0
Regional Transportation	40.7	32.0	69.8	44.1
Corporate and other	1.5	0.5	(2.7)	3.1

Adjusted EBITDA	$70.1	$64.5	$85.4	$63.2

	Three months		Six months
	2012	2011	2012	2011
Reconciliation of Adjusted EBITDA to adjusted free cash flow (deficit):
Adjusted EBITDA	$70.1	$64.5	$85.4	$63.2
Total restructuring professional fees	(2.5)	(18.1)	(3.0)	(27.1)
Cash paid for interest	(28.8)	(10.3)	(60.3)	(20.9)
Cash paid for letter of credit fees	(9.5)	—	(19.1)	—
Working capital cash flows excluding income tax, net	(29.7)	(40.9)	(28.3)	(76.8)

Net cash used in operating activities before income taxes	(0.4)	(4.8)	(25.3)	(61.6)
Cash received from (paid for) income taxes, net	0.9	(10.2)	8.7	0.3

Net cash used in operating activities	0.5	(15.0)	(16.6)	(61.3)
Acquisition of property and equipment	(15.6)	(12.7)	(30.7)	(22.7)

Free cash flow (deficit)	(15.1)	(27.7)	(47.3)	(84.0)
Total restructuring professional fees	2.5	18.1	3.0	27.1

Adjusted free cash flow (deficit)	$(12.6)	$(9.6)	$(44.3)	$(56.9)

Adjusted operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing adjusted operating income by operating revenue or (iii) plus the result of dividing adjusted operating loss by operating revenue, and expressed as a percentage.

2011 results for YRC Freight have been restated for the effect of the change in accounting for prepaid tires which was effective on October 1, 2011.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	Three months		Six months
	2012	2011	2012	2011
YRC Freight segment
Operating Revenue	$821.1	$826.9	$1,610.2	$1,557.0
Adjusted operating ratio	100.5%	99.2%	102.8%	102.5%

Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$(5.1)	$6.6	$(61.2)	$(45.1)
(Gains) losses on property disposals, net	(6.3)	(6.6)	1.7	(6.1)
Letter of credit expense	7.7	6.5	14.3	12.8

Adjusted operating income (loss)	$(3.7)	$6.5	$(45.2)	$(38.4)

Depreciation and amortization	29.8	25.5	62.4	53.4
Other nonoperating, net	1.8	—	1.1	1.0

Adjusted EBITDA	$27.9	$32.0	$18.3	$16.0

Adjusted EBITDA as % of operating revenue	3.4%	3.9%	1.1%	1.0%

	Three months		Six months
	2012	2011	2012	2011
Regional Transportation segment
Operating Revenue	$429.8	$401.7	$831.8	$767.8
Adjusted operating ratio	94.2%	95.9%	95.4%	98.2%

Reconciliation of operating income to adjusted EBITDA:
Operating income	$22.9	$14.7	$34.4	$13.6
(Gains) losses on property disposals, net	0.2	0.2	0.6	(3.4)
Letter of credit expense	1.7	1.7	3.0	3.3

Adjusted operating income	24.8	16.6	38.0	13.5

Depreciation and amortization	15.9	15.4	31.8	30.6

Adjusted EBITDA	$40.7	$32.0	$69.8	$44.1

Adjusted EBITDA as % of operating revenue	9.5%	8.0%	8.4%	5.7%

	Three months		Six months
	2012	2011	2012	2011
Corporate and other segment

Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(2.3)	$(23.2)	$(6.4)	$(34.9)
Gains on property disposals, net	(0.4)	(0.9)	(0.5)	(1.0)
Letter of credit expense	0.2	—	0.2	—
Restructuring professional fees, included in operating loss	2.5	16.9	3.0	25.4
Permitted dispositions and other	(0.2)	1.0	(2.1)	3.2

Adjusted operating loss	(0.2)	(6.2)	(5.8)	(7.3)
Depreciation and amortization	—	4.8	0.6	9.4
Equity based compensation expense	1.0	0.4	2.1	(0.6)
Restructuring professional fees, included in nonoperating loss	—	1.2	—	1.7
Other nonoperating, net	0.7	0.3	0.4	(0.1)

Adjusted EBITDA	$1.5	$0.5	$(2.7)	$3.1

Adjusted operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing adjusted operating income by operating revenue or (iii) plus the result of dividing adjusted operating loss by operating revenue, and expressed as a percentage.

2011 results for YRC Freight have been restated for the effect of the change in accounting for prepaid tires which was effective on October 1, 2011.

YRC Worldwide Inc.

Segment Statistics

(amounts in thousands except workdays and per unit data)

	YRC Freight
				Y/Y	Sequential
	2Q12	2Q11	1Q12%		%
Workdays	63.5	63.5	64.0

Total picked up revenue (in millions) (a)	$818.0	$821.6	$792.8	(0.4)	3.2
Total tonnage	1,760	1,820	1,738	(3.3)	1.3
Total tonnage per day	27.72	28.66	27.16	(3.3)	2.1
Total shipments	3,074	3,139	2,988	(2.1)	2.9
Total shipments per day	48.41	49.44	46.68	(2.1)	3.7
Total revenue/cwt.	$23.24	$22.57	$22.80	2.9	1.9
Total revenue/shipment	$266	$262	$265	1.7	0.3
Total weight/shipment	1,145	1,159	1,164	(1.2)	(1.6)

Reconciliation of operating revenue to total picked up revenue:
Operating revenue	$821.1	$826.9	$789.1
Change in revenue deferral and other	(3.1)	(5.3)	3.7

Total picked up revenue	$818.0	$821.6	$792.8

	Regional Transportation
				Y/Y	Sequential
	2Q12	2Q11	1Q12%		%
Workdays	63.5	63.5	64.0

Total picked up revenue (in millions) (a)	$429.8	$402.1	$403.1	6.9	6.6
Total tonnage	1,932	1,850	1,841	4.4	4.9
Total tonnage per day	30.42	29.14	28.76	4.4	5.8
Total shipments	2,619	2,556	2,477	2.5	5.8
Total shipments per day	41.25	40.25	38.70	2.5	6.6
Total revenue/cwt.	$11.12	$10.86	$10.95	2.4	1.6
Total revenue/shipment	$164	$157	$163	4.3	0.8
Total weight/shipment	1,475	1,448	1,487	1.9	(0.8)

Reconciliation of operating revenue to total picked up revenue:
Operating revenue	$429.8	$401.7	$402.0
Change in revenue deferral and other	—	0.4	1.1

Total picked up revenue	$429.8	$402.1	$403.1

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.